Exhibit 10.1

PLACEMENT AGENT AGREEMENT

July [●], 2026

PERSONAL AND CONFIDENTIAL

Dr. Chan Kam Biu Richard, Chief Executive Officer

Green Circle Decarbonize Technology Limited

Unit 1809, Prosperity Place, 6 Shing Yip St.

Kwun Tong, Kowloon, Hong Kong

Re:	GCDT | PIPE Offering | Placement Agent Agreement

Dear Dr. Richard:

The purpose of this placement agent agreement (this “Agreement”) is to outline our agreement pursuant to which Revere Securities LLC, as the placement agent (the “Placement Agent”) will act as the placement agent on a “best efforts” basis in connection with the proposed PIPE offering (the “Placement”) by Green Circle Decarbonize Technology Limited (collectively, with its subsidiaries and affiliates, the “Company”) of an unsecured convertible promissory note (the “Note”) and warrants (the “Common Warrants,” and together with the Note, “Securities”) to purchase its ordinary shares, par value US$0.001 per share (the “Ordinary Shares”) . This Agreement sets forth certain conditions and assumptions upon which the Placement is premised. The Company expressly acknowledges and agrees that Placement Agent’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Placement Agent with respect to securing any other financing on behalf of the Company. The Company confirms that entry into this Agreement and completion of the Placement with Placement Agent will not breach or otherwise violate the Company’s obligations to any other party or require any payments to such other party. For the sake of clarity, such obligations may include but not be limited to obligations under an engagement letter, placement agency agreement, underwriting agreement, advisory agreement, right of first refusal, tail fee obligation or other agreement. Any capitalized terms not defined herein shall have the meaning set forth in the Securities Purchase Agreement (as defined below).

The terms of our agreement are as follows:

1.	Engagement. The Company hereby engages Placement Agent, for the period beginning on the date hereof and ending six (6) months thereafter or upon the completion of the Placement, whichever is sooner (the “Engagement Period”), to act as the Company’s exclusive investment bank in connection with the proposed Placement. During the Engagement Period, and as long as Placement Agent is proceeding in good faith with preparations for the Placement, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company. Placement Agent will use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser (as defined below) whose offer to purchase Securities has been solicited by Placement Agent, but Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. The Company acknowledges that under no circumstances will Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, Placement Agent shall act solely as an agent of the Company. The services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

2.	The Placement. Placement Agent will act as placement agent for the Placement subject to, among other matters referred to herein and additional customary conditions, completion of Placement Agent’s due diligence examination of the Company and its affiliates, listing approval by the NYSE American LLC (“Exchange”) of the Securities to be issued, and the execution of a definitive Securities Purchase Agreement in connection with the Placement (the “Securities Purchase Agreement”).

3.	Placement Compensation. The placement commission will be equal to 5.0% of the gross proceeds received by the Company in the Placement and a non-accountable expense allowance equal to 0.5% of the gross proceeds received by the Company in the Placement.

4.	Registration Statement. To the extent the Company decides to proceed with the Placement, the Company will, as soon as practicable and in no event later than the times set forth in the registration rights agreement to be entered into with the investors in the Placement, prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and prospectus included therein (the “Prospectus”) covering the resale of the Securities to be offered and sold in the Placement. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Placement Agent and counsel to the investors and Placement Agent. Other than any information provided by the investors or Placement Agent in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of the Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the effective date of the Registration Statement, the date of the Prospectus and any amendment or supplement thereto, and. as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Placement Agent immediately of such event and Placement Agent will suspend further solicitations of prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

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5.	Company Standstill. In connection with the Placement, without the prior written consent of the investors, the Company will not, from the date hereof and for so long as any principal amount or accrued and unpaid interest under the Note remains outstanding (the “Standstill Period”), (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). Notwithstanding the foregoing, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities in this clause (iii) are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iv) any issuance of Ordinary Shares pursuant to the ELOC; and (v) securities issued upon the exercise, exchange or conversion of any Securities issued in the Placement.

6.	Expenses. The Company will be responsible for and will pay all expenses relating to the Placement, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on the Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Placement Agent’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) US$35,000 for the investor’s legal and due diligence expenses for the ELOC; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Placement Agent may reasonably designate; (g) the costs of all mailing and printing of the Placement documents; (h) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Placement Agent; (i) the fees and expenses of the Company’s accountants; (j) US$150,000 for fees and expenses of Placement Agent’s legal counsel and other out-of-pocket expenses; (k) documented out-of-pocket expenses incurred in connection with the Placement, excluding legal fees, up to a cap of US$50,000.

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7.	Tail Financing. Placement Agent shall be entitled to compensation under Section 3 herein, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors Placement Agent has introduced to and/or contacted on behalf of the Company through an in-person, electronic or telephonic communication or investors that Placement Agent had “wall-crossed” in connection with this Placement (or any entity under common management or having a common investment advisor), if such Tail Financing is consummated at any time within twenty-four (24) months after the Closing, expiration or termination of this Agreement.

8.	Right of First Refusal. If, from the date hereof until the twelve (12) month anniversary of the consummation of the Placement, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or to acquire any of its outstanding securities or to make any exchange or tender offer or to enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend, distribution, spin-off or split-off, then Placement Agent (or any affiliate designated by Placement Agent) shall have the right to act as the Company’s exclusive financial advisor in connection with any such transaction; (b) decides to finance or refinance any indebtedness, then Placement Agent (or any affiliate designated by Placement Agent) shall have the right to act as the sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, then Placement Agent (or any affiliate designated by Placement Agent) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing. If Placement Agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the other provisions of this Agreement, including indemnification, that are appropriate to such a transaction.

9.	Closing; Closing Deliverables.

9.1. Company Deliveries.

9.1.1. On the date hereof, the Company shall deliver each of the following:

9.1.1.1 This Agreement duly executed by the Company.

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9.1.1.2 A certificate executed by the Chief Financial Officer of the Company in customary form reasonably satisfactory to the Placement Agent.

9.1.1.3 The Registration Rights Agreement duly executed by the Company.

9.1.1.4 The Lock-Up Agreements.

9.1.1.5 The Escrow Agreement duly executed by the Company.

9.1.2. On or prior to the Closing Date, the Company shall deliver each the following:

9.1.2.1 Legal opinions of Nauth LPC and Conyers Dill & Pearman, addressed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and Purchasers.

9.1.2.2 A negative assurance letter of Nauth LPC addressed to the Placement Agent, in form and substance reasonably acceptable to the Placement Agent.

9.1.2.3 A copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to reserve the number of Ordinary Shares required to be reserved under the Securities Purchase Agreement.

9.1.2.4 The Company shall have provided Placement Agent the signed flow of funds executed by the Chief Executive Officer of the Company or Chief Financial Officer of the Company.

9.1.2.5 A duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent.

9.1.2.6 A cold comfort letter from the Company’s auditor, addressed to the Placement Agent in form and substance reasonably satisfactory in all material respects.

9.1.2.7 Duly executed joint written instructions to the Escrow Agent.

9.1.2.8 The ELOC, duly executed by the Company.

9.1.2.9 Issuance to the Purchaser of the initial tranche of the Commitment Shares (as defined in the ELOC) due upon execution.

9.1.2.10 [The Notes with a principal amount equal to such Purchaser’s Subscription Amount multiplied by 1.25, registered in the name of such Purchaser].

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9.1.2.11 The Common Warrants registered in the name of such Purchaser to purchase up to 200% of the number of Ordinary Shares equal to such Purchaser’s Subscription Amount divided by the Minimum Price (as defined in Section 312.04(h) of the NYSE Listed Company Manual), determined as of immediately prior to the pricing of the offering.

9.1.2.12 The Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent.

10.	Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in the Securities Purchase Agreement (on which the Company authorizes the Placement Agent to rely), in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

10.1. Listing of Additional Shares. On or before the Closing Date, the Company shall have filed a notice with the Exchange with respect to the Company’s additional listing of the Ordinary Shares underlying the Securities.

10.2. Closing Deliverables. The Company shall have delivered all closing deliverables to the Placement Agent as set forth in Section 9.1 as of the time required and in form reasonably satisfactory to the Placement Agent.

10.3. The No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Effect (as defined in the Securities Purchase Agreement) or development involving a prospective Material Adverse Effect (as defined in the Securities Purchase Agreement) in the condition or prospects or the business activities, financial or otherwise, of the Company; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened in writing against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the SEC Reports  (as defined in the Securities Purchase Agreement); and (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission.

10.4. Additional Documents. At the Closing Date, Placement Agent’s counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent.

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11.	Prior Agreement. By entering into this Agreement, the parties agree that that certain letter of engagement, dated March 12, 2026, entered into between the same parties hereof, shall automatically terminate and cease to have any effect whatsoever and shall be superseded in its entirety by this Agreement.

12.	Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees (Section 3), reimbursement of expenses (Section 6), tail fee (Section 7), right of first refusal (Section 8), indemnification and contribution (Section 16), equitable remedies (Section 17), confidentiality (Section 14), conflicts (Section 15) and governing law and venue (Section 18) will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that no Placement is completed for any reason whatsoever during the Engagement Period, the Company shall be obligated to pay to Placement Agent its actual and accountable out-of-pocket expenses related to the Placement (including the fees and disbursements of Placement Agent’s legal counsel) and if applicable, for electronic road show service used in connection with the Placement. During the Engagement Period: (i) the Company will not, and will not permit its representatives to, other than in coordination with Placement Agent, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Placement. Furthermore, the Company agrees that during the Engagement Period, all inquiries from prospective investors will be referred to Placement Agent. Regardless of termination and except as stated in this Section 12, Section 7 of this Agreement will still remain in full effect if an offering is consummated.

13.	Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Placement Agent’s prior written consent, commencing on the date hereof and continuing until the end of the Engagement Period.

14.	Information. During the Engagement Period, the Company agrees to cooperate with Placement Agent and to furnish, or cause to be furnished, to Placement Agent, any and all information and data concerning the Company, and the Placement that Placement Agent deems appropriate (the “Information”). The Company will provide Placement Agent reasonable access during normal business hours from and after the date of execution of this Agreement until the end of the Engagement Period to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Placement Agent will keep strictly confidential all non-public Information concerning the Company provided to Placement Agent. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Placement Agent, (b) was known or became known by Placement Agent prior to the Company’s disclosure thereof to Placement Agent as demonstrated by the existence of its written records, (c) becomes known to Placement Agent from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Placement Agent as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company’s proprietary technology is proprietary and confidential.

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15.	No Third Party Beneficiaries; No Fiduciary Obligations. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person or entity by virtue of this Agreement or the retention of Placement Agent hereunder, all of which are hereby expressly waived; and (ii) Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Placement Agent or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of Placement Agent’s engagement with the Company, Placement Agent may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

16.	Indemnification, Advancement & Contribution.

16.1. Indemnification. In connection with the Company’s engagement of Placement Agent hereunder, the Company hereby agrees to indemnify and hold harmless Placement Agent and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Placement Agent, or (B) otherwise relate to or arise out of Placement Agents’ activities on the Company’s behalf under Placement Agents’ engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Placement Agent except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

The Company further agrees that it will not, without the prior written consent of Placement Agent, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

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Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If such Indemnified Person does not request that the Company assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (including local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Placement Agent is the Indemnified Person), the Company and Placement Agent shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Placement Agent on the other, in connection with Placement Agents’ engagement referred to above, subject to the limitation that in no event shall the amount of Placement Agents’ contribution to such Claim exceed the amount of fees actually received by Placement Agent from the Company pursuant to Placement Agents’ engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Placement Agent on the other, with respect to Placement Agents’ engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Offering (whether or not consummated) for which Placement Agent is engaged to render services bears to (b) the fee paid or proposed to be paid to Placement Agent in connection with such engagement.

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The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity, and (b) shall be effective whether or not the Company is at fault in any way.

17.	Equitable Remedies. Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under Section 7 or the exclusivity provisions of Section 1 would give rise to irreparable harm to Placement Agent for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, Placement Agent will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Section 7 or the exclusivity provisions of Section 1, as applicable, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 17.

18.	Governing Law; Venue; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively by arbitration be administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules effective at the time a claim is made (the “Rules”), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling. The place of arbitration shall be New York, New York, and any hearing shall be held via video or telephone conference. The parties hereto agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. The parties hereto consent to electronic service of process, with service to be made to the following email addresses the Company: ringohui@vbg.com.hk, with a copy to dnauth@nauth.com, and Placement Agent: bmoreno@reveresecurities.com, with a copy to tony.basch@kaufcan.com. All such service of process may come from the opposing party’s email listed here, efile@rapidruling.com. The parties hereto shall list all said email addresses as “safe senders” (or other whitelist) and are responsible to check their “SPAM” and “junk” type incoming messages on a daily basis. In any such arbitration award, the arbitrator shall require the breaching party (if any), as finally determined by the arbitrator, to pay the non-breaching party’s costs and expenses (including such nonbreaching party’s reasonable attorneys’ fees, arbitration costs, court costs, and other expenses) associated with enforcing this Agreement and collecting any judgment related thereto. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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19.	Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery and e-mail at the address set forth below. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices sent by e-mail shall be deemed received as of the date and time they were sent.

If to Green Circle Decarbonize Technology Limited

Dr. Chan Kam Biu Richard

Director

Green Circle Decarbonize Technology Limited

Unit 1809, Prosperity Place, 6 Shing Yip St.

Kwun Tong, Kowloon, Hong Kong

dr.richardchan@gmail.com

With a copy to (which shall not constitute notice) Company Counsel: Daniel Nauth Nauth LPC 217 Queen Street West, Suite 401 Toronto, Ontario M5V 0R2 dnauth@nauth.com

If to Revere Securities LLC Bill Moreno, Chairman Revere Securities LLC 560 Lexington Avenue 16th Floor New York, NY 10022 bmoreno@reveresecurities.com

With a copy to (which shall not constitute notice)

Placement Agent Counsel:

Anthony Basch

Partner

Kaufman & Canoles, P.C.

Two James Center

1021 East Cary Street, Suite 1400

Richmond, Virginia 23219

tony.basch@kaufcan.com

20.	Miscellaneous. The Company represents and warrants that it has all required power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. The binding provisions of this Agreement are legally binding upon and inure to the benefit of both the Company and Placement Agent and their respective assigns, successors, and legal representatives. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. Signatures to this Agreement transmitted in electronic form will have the same effect as physical delivery of a paper document bearing the original signature, and if any signature is delivered electronically evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

If you are in agreement with the foregoing, please sign and return to us one copy of this Agreement. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page of GCDT PIPE Offering Placement Agent Agreement Follows]

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Very truly yours,

REVERE SECURITIES LLC

By:
Name:
Title:

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Green Circle Decarbonize Technology Limited

By:
Name:	Chan Kam Biu Richard
Title:	Chief Executive Officer

[Signature Page of GCDT PIPE Offering Placement Agent Agreement]